Exhibit 99.1

CMS ENERGY ANNOUNCES SALE OF OWNERSHIP INTERESTS
IN BUSINESSES IN THE MIDDLE EAST, AFRICA, AND INDIA

JACKSON, Mich., Feb. 6, 2007 – CMS Energy is selling its ownership interests in businesses in the Middle East, Africa, and India, accelerating its financial recovery and allowing an increased focus on investments in its Michigan utility, Consumers Energy, the Company announced today.

CMS Energy said it has reached an agreement to sell its subsidiary, CMS Generation Company, to the Abu Dhabi National Energy Company (TAQA) for $900 million. Subject to necessary consents, CMS Energy expects to close the sale in the middle of 2007. Proceeds from the sale will be used to retire part of CMS Energy’s parent company debt and for general corporate purposes, including investments in Consumers Energy.

CMS Generation and TAQA’s majority owner, the Abu Dhabi Water and Electricity Authority (ADWEA), are long-time partners. CMS Generation, in conjunction with ADWEA, developed, constructed, and operates the Al Taweelah A2 facility and in conjunction with ADWEA and International Power developed, constructed, and operates the Shuweihat S1 facility. The two major power and desalination projects in the United Arab Emirates are part of the sale.

The other businesses included in the sale are CMS Energy’s ownership interests in the Jorf Lasfar Energy Company in Morocco, the Jubail Energy Company in the Kingdom of Saudi Arabia, the Takoradi International Company in Ghana, and the ST CMS Company in Neyveli, India. The sale doesn’t include the company’s non-utility North American electric generating plants.

“This sale will accelerate our financial recovery by strengthening our balance sheet and credit ratios,” said David Joos, CMS Energy’s president and chief executive officer. “Although in the short run we will lose the earnings from the businesses sold, debt reduction and increased investment in the utility will support future earnings growth and improve reliability and service for Consumers Energy customers.”

JPMorgan provided CMS Energy with strategic advice regarding this transaction.

Joos and CMS Energy’s chief financial officer, Tom Webb, will discuss the sale of the company’s ownership interests in the Middle East, Africa, and India businesses and its increased focus on investing in Consumers Energy in a webcast presentation at 11 a.m. EST today.

The presentation will be available on CMS Energy’s website, www.cmsenergy.com in the “Invest in CMS” webcast section. An audio replay will be available about two hours after the webcast, and will be archived for 30 days on CMS Energy’s website.

Consumers Energy provides natural gas and electricity to nearly 6.5 million of Michigan’s 10 million residents.

CMS Energy (NYSE: CMS) is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

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This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” each found in the MANAGEMENT’S DISCUSSION AND ANALYSIS sections of CMS Energy’s and Consumers Energy Company’s (“Consumers”) Forms 10-K/A for the Year Ended December 31, 2005 and as updated in CMS Energy’s and Consumers’ Forms 10-Q for the Quarter Ended September 30, 2006 (all such “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference), that discuss important factors that could cause CMS Energy’s and Consumers’ results to differ materially from those anticipated in such statements. Because such forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: factors relating to satisfaction of the conditions to closing the transaction, including regulatory approvals and third party approvals; general market perception of the transaction; prevailing market conditions; changes in economic and financial conditions of CMS Energy’s and Consumers’ business; uncertainties and matters beyond the control of management; and the other risks detailed in the periodic filings filed by CMS Energy or Consumers with the Securities and Exchange Commission. Neither CMS Energy nor Consumers undertakes any obligation to update these statements for revisions or changes after the date of this release.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590